SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of February 17, 2026, between Better Home & Finance Holding Company, a Delaware corporation (the “Company”), and Framework Ventures IV L.P., a Delaware limited partnership (“Purchaser”).
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and/or Rule 506 of Regulation D promulgated thereunder, the Company desires to issue and sell to Purchaser, Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Company and Purchaser agree as follows:
Article I.Definitions.
Section 1.01Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the respective meanings set forth below:
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.
“Agreement” shall have the meaning ascribed to such term in the Preamble.
“Board” means the board of directors of the Company.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.
“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the Company’s Class A common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Company” has the meaning set forth in the preamble.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exercise Price” has the meaning set forth in the Warrant.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization, or government or department or agency thereof.
“Warrant Purchase Price” means $0.01.
“Principal Trading Market” means the trading market on which the Common Stock is primarily listed on and quoted for trading, and which, as of the date hereof is The Nasdaq Stock Market.
“Securities” means the Warrant and the Warrant Shares.
“Securities Act” has the meaning set forth in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subscription Amount” means the aggregate amount to be paid for the Warrant purchased hereunder in United States dollars and in immediately available funds in accordance with Section 2.01.
“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 150 Royal Street, Canton MA 02021, and any successor transfer agent of the Company.
“Transaction Documents” means this Agreement, the Warrant and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Trading Day” means a day on which the Common Stock is traded on a Principal Trading Market.
“Warrant” means the Common Stock purchase warrant delivered to Purchaser at the Closing in accordance with Section 2.02(a), which shall be exercisable pursuant to term thereof, attached hereto as Exhibit A”
“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.
Article II.Closing.
Section 2.01Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, a Warrant to purchase an aggregate of 211,312 shares of Common Stock at the Exercise Prices set forth therein, in exchange for $0.01.
Section 2.02Deliveries.
(a)On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:
(i)this Agreement duly executed by the Company;
(ii)a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to create a share reserve, which will reserve the Warrant Shares, such transfer agent instructions to have been previously reviewed by the Transfer Agent prior to delivery hereunder;

(iii)a Warrant registered in the name of Purchaser to purchase up to 211,312 shares of Common Stock;
(iv)A duly executed registration rights agreement, in the form attached hereto as Exhibit B; and
(v)the Company shall have provided Purchaser with the Company’s wire instructions.
(b)On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Company, the following:
(i)this Agreement duly executed by Purchaser;
(ii)A duly executed registration rights agreement, in the form attached hereto as Exhibit B; and
(iii)Purchaser’s Subscription Amount in cash by wire transfer to the account specified in writing by the Company.
Section 2.03Closing Conditions.
(a)The obligations of the Company hereunder in connection with the Closing are subject to the satisfaction or waiver in writing of the following conditions:
(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality) when made and on the Closing Date of the representations and warranties of Purchaser contained herein (unless such representation or warranty is expressly made as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality) as of such date);
(ii)all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and
(iii)the delivery by Purchaser of the items set forth in Section 2.02(b) of this Agreement.
Article III.Representations and Warranties
Section 3.01Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date to Purchaser as follows:
(a)Organization and Qualification. The Company is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the laws of the state of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.
(b)No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments (whether automatic or upon making of an election or otherwise), acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.
(c)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (collectively, the “Enforceability Exceptions”).
(d)Issuance of the Securities. The Warrant has been duly authorized and, when issued and delivered to Purchaser against full payment for the Warrant in accordance with the terms of this Agreement and registered with the Company’s transfer agent, the Warrant will be validly issued, fully paid and non-assessable. The Warrant Shares have been duly authorized and reserved for issuance, and when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassesable.
(e)Private Placement. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Trading Market.
(f)No Material Nonpublic Information. Neither the Company nor any of its officers, directors, employees, agents, or other representatives acting on behalf of the Company has provided the Purchaser or any of its representatives with any Material Non-Public Information in connection with the transactions contemplated by this Agreement. All information provided by the Company to the Purchaser in connection with the negotiation, execution, and delivery of this Agreement has either been publicly disclosed by the Issuer or does not constitute Material Non-Public Information. For purposes of this Agreement, “Material Non-Public Information” means information concerning the Company or any of its subsidiaries that (i) has not been publicly disclosed by the Company through a filing with the Commission, a press release, or other method of broad public dissemination, and (ii) a reasonable investor would consider important in making a decision to purchase, sell, or hold the securities of the Company, including, without limitation, information regarding the Company’s financial condition, results of operations, business prospects, pending transactions, or any other facts that could reasonably be expected to affect the market price of the Issuer's securities.
(g)No Adverse Change. Since the date of the latest quarterly report on Form 10-Q of the Company filed with the Commission, (i) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to United States generally accepted accounting principles or disclosed in filings made with the Commission and (iii) the Company has not altered its method of accounting. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Warrant contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company in a Current Report on Form 8-K or quarterly report on Form 10-Q at the time this representation is made.
(h)Current Public Information. As of the date hereof and as of the Closing Date, the Company satisfies the “current public information” requirements of Rule 144(c)(1) under the Securities Act. Specifically, the Company (i) has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of at least ninety (90) days immediately preceding the date hereof, (ii) has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve (12) months preceding the date hereof (or for such shorter period that the Company was required to file such reports), and (iii) has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the twelve (12) months preceding the date hereof (or for such shorter period that the Issuer was required to submit such files).
(i)No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to Purchaser as an “accredited investor” within the meaning of Rule 501 under Regulation D promulgated pursuant to the Securities Act.
Section 3.02Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):
(a)Organization; Authority. Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of Delaware with full right, partnership authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which Purchaser is a party and performance by Purchaser of the transactions contemplated thereby have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as limited by the Enforceability Exceptions.
(b)No Conflicts. The execution, delivery and performance of the Transaction Documents by Purchaser to which it is a party, the purchase of the Securities in accordance with their terms and the consummation by Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of Purchaser to perform its obligations under the Transaction Documents to which it is a party.
(c)Brokers and Finders. Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
(d)Purchase for Own Account. Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the

Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Purchaser’s right to sell the Securities pursuant to a registration statement, an exemption from registration under applicable federal and state securities laws or otherwise in compliance with applicable federal and state securities laws).
(e)Investment and Access to Information. Purchaser hereby represents and warrants that, at the time Purchaser was offered the Securities, it was, and as of the date hereof, it is, and on each date on which it exercises the Warrant, it will be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. Purchaser represents and warrants that it (x) has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities, (y) has been furnished with, and has had access to, such information concerning the Company and the Securities as it has deemed necessary to make an informed investment decision, including the opportunity to review the Company’s filings with the Commission that are publicly available via the Commission’s on line database EDGAR, and (z) had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Purchaser has considered necessary to make an informed investment decision. Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) has exercised independent judgment in evaluating its participation in the purchase of the Securities.
(f)No Material Non-Public Information. Purchaser represents and warrants that, as of the time it makes the decision to purchase the Securities and as of the Closing, neither Purchaser nor any of its representatives acting on its behalf is in possession of any Material Non-Public Information regarding the Company or its securities that was provided by or on behalf of the Company or any of its Affiliates or representatives in connection with the transactions contemplated hereby. Purchaser further represents that it is purchasing the Securities based solely on publicly available information and such other information as does not constitute Material Non-Public Information, and that Purchaser will comply with all applicable federal and state securities laws in connection with any transactions in the Company’s securities.
(g)ERISA. Purchaser represents and warrants that (a) Purchaser is not, and is not acting on behalf of, an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), or an entity whose underlying assets include “plan assets” of any such plan by reason of such plan’s investment in the entity, or (b) Purchaser’s acquisition, holding and disposition of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Purchaser acknowledges that the Company has not undertaken to provide, and Purchaser is not relying on, any advice regarding ERISA, the Code or “plan asset” regulations in connection with Purchaser’s investment in the Securities.
(h)Sanctions; AML; OFAC; Source of Funds. Purchaser represents and warrants that: (a) neither Purchaser nor, to Purchaser’s knowledge, any of its directors, officers, employees, agents, beneficial owners (to the extent required to be identified under applicable “know-your-customer” requirements) or any other person controlling Purchaser is (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized or resident in, or the government of, any country or territory that is the subject of comprehensive Sanctions, or (iii) a person with whom dealings are prohibited under Sanctions; (b) Purchaser is, and has been, in compliance in all material respects with all applicable anti-money laundering laws and regulations, including, without limitation, the Bank Secrecy Act, as amended, and the USA PATRIOT Act (collectively, “AML Laws”), and no action, suit or proceeding by or before any court or governmental authority involving Purchaser with respect to AML Laws is pending or, to Purchaser’s knowledge, threatened; (c) the funds used by Purchaser to purchase the Securities were lawfully obtained and are not directly or indirectly derived from, or intended to be used to finance, (i) money laundering, terrorist financing or other illegal activities, or (ii) any activity prohibited by Sanctions or AML Laws; and (d) Purchaser will not use the proceeds of any sale of the Securities, or otherwise use the Securities, in any manner that would result in a violation of Sanctions or AML Laws by any Person, including the Company.
(i)No General Solicitation. Purchaser represents that Purchaser was not solicited to purchase the Securities through, and is not purchasing the Securities as a result of, any form of general solicitation or general advertising (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, or any other general solicitation or general advertising within the meaning of Regulation D under the Securities Act). Purchaser further represents that no placement agent, broker, finder or other intermediary engaged by the Company has engaged in any general solicitation or general advertising in connection with the offering of the Securities.
(j)Non-Reliance. Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person (including, without limitation, the Company or any of its Affiliates or representatives), other than statements made by the Company in the SEC Reports and the representations, warranties, covenants and agreements of the Company contained in the Transaction Documents, in making its investment or decision to invest in the Company.
(k)Securities Not Registered. Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act. Purchaser further acknowledges that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the applicable holding period, the availability of current public information with respect to the Company, the manner of sale, Purchaser’s status as an affiliate (or non-affiliate) of the Company, any applicable volume limitations, and any applicable notice requirements, and on requirements relating to the Company which are outside of the Purchaser’s control and which the Company may not be able to satisfy. Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Purchaser understands that it is solely responsible for determining whether, when, and in what manner it may resell the Securities in compliance with applicable securities laws, and the Company makes no representation regarding the availability of Rule 144 at any particular time. Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment. Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Warrant or made any findings or determination as to the fairness of an investment in the Warrant.
(l)Disqualification Event. To the extent Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser represents that no Disqualification Event is applicable to the Purchaser, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that, to the extent Purchaser is one of the covered persons identified in Rule 506(d)(1), it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser prior to the Closing Date, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.
Article IV.Other Agreements with the Parties
Section 4.01Transfer Restrictions.
(a)Notwithstanding any other provision of this Section 4.01, Purchaser covenants that the Securities may only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with applicable state and federal securities laws. In connection with any transfer of Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or to an Affiliate of Purchaser, or (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer of such transferred Securities does not require registration under the Securities Act. As a condition of transfer (other than pursuant to an effective registration statement or Rule 144), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of Purchaser under this Agreement.
(b)Purchaser agrees to the placement, so long as is required by this Section 4.01, of a legend or book entry notation on or with respect to any of the Securities in substantially the following form:
“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”
(c)In connection with any sale, assignment, transfer or other disposition of the Warrant Shares by Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that Purchaser acquires freely tradable shares and upon compliance by Purchaser with the requirements of this Agreement, if requested by Purchaser by written notice to the Company, the Company shall us its best efforts, as soon as reasonably practicable following such written notice, provide to the Purchaser and the Transfer Agent, as applicable, all customary and reasonably requested documentation, representations and legal opinions (or cause its counsel to provide such legal opinions) in connection with, and shall, request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Purchaser (such date, the “Legend Removal Request Date”), provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company in connection therewith.
(d)Purchaser agrees with the Company that Purchaser will only sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements (or any exemption therefrom), or an exemption from the registration requirements under federal and state securities laws, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein (provided such disclosure has been approved in writing by Purchaser or its representative), and acknowledges that the removal of the restrictive legend from certificates or book entry statements representing Securities as set forth in this Section 4 is predicated upon the Company’s reliance upon this understanding.
Section 4.02Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Principal Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
Section 4.03Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends.
Section 4.04Securities Laws Disclosure. The Company shall file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and any other Material Non-Public Information provided to Purchaser by the Company, or any of their respective officers, directors, employees or agents, if any, including the Transaction Documents as exhibits thereto.
Section 4.05Maintenance of Current Public Information. The Company hereby covenants and agrees with the Purchaser that, for so long as the Warrant remain outstanding or any Warrant Shares are held by the Purchaser or its Affiliates:
(a) Continued Reporting Compliance. The Company shall remain subject to and comply with the reporting requirements of Section 13 or 15(d) of the Exchange Act and shall timely file all reports, schedules, forms, statements, and other documents required to be filed thereunder, including, without limitation, all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
(b)Maintenance of Current Public Information. The Company shall use its commercially reasonable efforts to maintain the availability of “current public information” concerning the Issuer as contemplated by Rule 144(c)(1) under the Securities Act, and shall take all actions reasonably necessary to ensure that such current public information remains available to facilitate the resale of the Warrant Shares by the Purchaser in accordance with Rule 144 under the Securities Act, subject to the limitations of Rule 144(i).
(c) Interactive Data Files. The Issuer shall timely submit electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T.
(d)Notice of Non-Compliance. The Company shall promptly notify the Purchaser in writing in the event that the Issuer (i) fails to timely file any report required under Section 13 or 15(d) of the Exchange Act, (ii) ceases to satisfy the current public information requirements of Rule 144(c) under the Securities Act, or (iii) becomes subject to any additional restrictions or limitations under Rule 144(i) that could reasonably be expected to adversely affect the Purchaser's ability to resell the Warrant Shares.
Section 4.06Exercise Procedures. The form of Notice of Exercise included in the Warrant set forth the totality of the procedures required of Purchaser in order to exercise the Warrant. No additional legal opinion, other information or instructions shall be required of Purchaser to exercise its Warrant. Without limiting the preceding sentences, unless required by the Transfer Agent, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants The Company shall honor exercises of the Warrant and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Article V.Miscellaneous
Section 5.01Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
Section 5.02Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
Section 5.03Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.03).

If to the Company:	Better Home & Finance Holding Company One World Trade Center 285 Fulton Street, Floor 80, Suite A New York, New York 10007 Email:********** Attention: Chief Financial Officer
with a copy to:	Jones Day 717 Texas, Suite 3300 Houston, Texas 77002 Email: ************* Attention: Bryan K. Brown
If to the Purchaser:	Framework Ventures IV L.P. 600 Montgomery Street, Floor 42 San Francisco, CA 94111 Email: ******** Attention: John DiCerbo, CFO
with a copy to:	Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Email: ********** Attention: Rachel Phillips

Section 5.04Cumulative Remedies. Except to the extent expressly provided for herein to the contrary, the rights and remedies provided in the Transaction Documents are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.
Section 5.05Equitable Relief. Each of the Company and Purchaser acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction.
Section 5.06Successor and Assigns. This Agreement and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 5.07No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Company and Purchaser and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.
Section 5.08Interpretation. For purposes of this Agreement and unless the context otherwise requires, (a) the words “include”, “includes”, and “including” are deemed to be followed by the words “without limitation”, (b) the word “or” is not exclusive, and (c) the words “herein”, “hereof”, “hereby”, “hereto”, and “hereunder” refer to this Agreement as a whole. All references to “$” means the lawful currency of the United States of America.
Section 5.09Amendment and Modification; Waiver. Except as otherwise provided herein, this Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or Purchaser of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
Section 5.10Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
Section 5.11Governing Law and Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In addition, each of the parties (a) submits to the personal jurisdiction and venue of the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, City of New York and appellate courts having jurisdiction of appeals from any of the foregoing (the “Chosen Courts”), in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement.
Section 5.12Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.
Section 5.13Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section 5.14No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the first mentioned above.

BETTER HOME & FINANCE HOLDING COMPANY
By: _/s/ Loveen Advani_______________________ Name: Loveen Advani Title: Chief Financial Officer

Accepted and agreed,
FRAMEWORK VENTURES IV L.P. BY; FRAMEWORK VENTURES IV GP LLC
By: /s/ Vance Spencer_______________________ Name: Vance Spencer Title: President & Co-Founder

Exhibit A
Form of Warrant

Exhibit B
Form of Registration Rights Agreement